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                                                                    EXHIBIT 10.2



                         RECEIVABLES PURCHASE AGREEMENT



     AGREEMENT dated as of January 1, 1966 by and among TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("TFC"), TEXTRON INC., a Delaware corporation ("TXT"), BELL HELICOPTER TEXTRON INC., a Delaware corporation ("BHT"), HR TEXTRON INC., a Delaware corporation ("HRT") and TEXTRON CANADA LIMITED, a Canadian corporation ("TCL"). TXT and its Divisions, as well as TCL and its Divisions, BHT and HRT are hereinafter collectively referred to as "Textron".

     TFC is a wholly-owned subsidiary of Textron Inc. which renders financial services to Textron. Such services include, without limitation, financing of sales and leases of Textron products by Textron and its dealers and distributors, making unsecured loans to Textron and financing purchases or leases by Textron. Textron, in turn, provides services and facilities to TFC which include, without limitation, managerial and administrative assistance, a line of credit, and undertakings to enable TFC to maintain a specified fixed charges coverage and to take back from TFC certain overdue or uncollectible accounts.

     In consideration of the mutual covenants hereinafter set forth, TXT, TCL, BHT, HRT and TFC agree as follows:

1.   Definitions.

     a. "Intercompany Account" means the account on the books of each of Textron and TFC which shall reflect all debits and credits arising out of transactions between Textron and TFC.

     b. "Operating Memoranda" means agreements entered into by Textron and TFC pursuant to Section 8 of this Agreement or pursuant to any Prior Operating Agreements.

     c. "Prior Operating Agreements" means the agreement originally entered into by and between TFC, TXT, and TCL, dated as of February 17, 1977 and restated as of May 3, 1981 and subsequently restated as of January 3, 1982 and thereafter amended as of January 17, 1983, and thereafter replaced by that certain Operating Agreement dated as of December 18, 1984.
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2. TFC Financing Services.

   a. Installment Receivables.

      TFC agrees to assist Textron in connection with installment sales of Textron products in one of two ways:

      (i)  Installment Receivables Generated by Textron.

           TFC may purchase from Textron installment receivables generated directly by Textron in connection with sales of its products. The terms and conditions upon which TFC purchases such installment receivables from Textron shall be as agreed and as reflected in Operating Memoranda which may be entered into from time to time.

      (ii) Installment Receivables Generated by TFC.

           Alternatively, TFC may purchase from Textron products for resale to customers on an installment sale basis and issue its own installment sales contracts to customers. Again, the terms and conditions upon which TFC purchases such products and resells them to customers shall be as agreed and as reflected in Operating Memoranda which may be entered into from time to time.

   b. Floor Planning.

      TFC agrees, at the request of Textron, to enter into floor planning agreements with Textron dealers and distributors. Such floor planning agreements shall be on terms and conditions agreed upon between Textron and TFC from time to time.

   c. Loans to Textron.

      TFC agrees to make unsecured loans to Textron from time to time as follows:

      (i)  Receivables Loans.

           TFC shall make loans to Textron evidenced by demand promissory notes or appropriate entries on the Intercompany Accounts. Such loans are to enable Textron to finance certain equipment or accounts receivable arising in connection with the sale or lease of its products. Each such loan shall be equal in amount to the amount of qualified receivables financed by such loan, or in the case of certain leases.

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         equal to the book value of the products leased. An account receivable is "qualified" if it meets all criteria established by TFC from time to time as reflected in appropriate Operating Memoranda.

    (ii) Other Unsecured Loans.

         TFC shall make such other unsecured loans to Textron as may be agreed upon from time to time. Such loans shall be evidenced by entries in the Intercompany Account. Each loan made under this Section 2(c) shall be payable on demand. Each loan made under Section 2(c) shall bear interest at the prime rate of Chase Manhattan Bank, N.A. in effect from time to time plus a factor to be agreed upon by the parties from time to time. Textron shall have the right to prepay all or part of any such loans without premium or penalty.

4.  Lease Financings.

    TFC agrees to assist Textron in connection with the following leasing programs.

     (i) TFC Leases.

         TFC may purchase Textron products and lease them to customers identified by Textron or Textron's dealers and distributors. The terms and conditions upon which such products shall be purchased and leased by TFC shall be as agreed and as reflected in Operating Memoranda from time to time.

    (ii) Textron Leases.

         TFC may purchase leases for Textron products which Textron or its dealers and distributors have entered into with customers. The terms and conditions upon which TFC will purchase such leases shall be as agreed and as reflected in Operating Memoranda from time to time.

   (iii) Miscellaneous Leases.

         TFC may purchase real or personal property for lease to Textron from time to time on such terms and conditions as may be agreed in each case.
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     e.   Vendor Loans.

          At the request of Textron, TFC may make loans from time to time to vendors or lessors of property to Textron on such terms and conditions as shall be agreed upon in each case.

     f.   Other Programs.

          TFC may render such additional financing services to Textron as TFC and Textron may mutually agree upon.

3.   Recourse to Textron.

     a.   General.

          In any financing program described in Section 2, the ultimate credit risk shall be as the parties, from time to time may mutually agree upon in appropriate Operating Memoranda. It is contemplated that in some financing programs, the ultimate credit risk shall rest with Textron, in some with TFC and in some the ultimate credit risk shall be shared between Textron and TFC. Nevertheless, in the absence of a written agreement to the contrary, the ultimate credit risk shall rest with Textron.

     b.   Full Recourse to Textron.

          In any program in which the ultimate credit risk shall rest with Textron, TFC shall at all times have the right, exercisable at its sole discretion, to sell to Textron for an amount equal to unpaid principal, interest, penalties, charges and expenses any account receivable, irrespective of its form which has become overdue or uncollectible, in whole or in part, for any reason. Textron hereby agrees unconditionally to purchase any account tendered by TFC pursuant to this Section 3(b). Textron's obligations under this
          Section 3(b) shall not be lessened by any extension, forbearance or variation in terms that TFC may grant in connection with any account receivable or by discharge or release of the obligations of the primary obligor or any other person whether by operation of law or otherwise, or for any other reason.

     c.   Other Programs.

          In any financing program described in Section 2, which is not subject to Section 3(b), Textron and TFC may agree to share the ultimate credit risk or agree that such risk shall rest with TFC. Such programs shall be upon such terms as the parties from time to time may agree in appropriate Operating Memoranda.


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4. Textron Line of Credit.

   Textron hereby confirms that it has made available to TFC a line of credit pursuant to which TFC may borrow, prepay and reborrow such amounts as TFC may advise Textron from time to time. The aggregate principal amount outstanding under the line of credit shall not exceed $60,000,000 at any time. All advances and repayments under the line of credit shall be evidenced by entries in the Intercompany Account. All advances under the line of credit shall bear interest at the prime rate of the Chase Manhattan Bank, N.A. in effect from time to time. All amounts owed by TFC to Textron under the line of credit shall be subordinated and junior to all indebtedness for money borrowed which TFC owes to third parties from time to time.

5. Textron Services.

   Textron agrees to make available to TFC such administrative, managerial and support services and facilities as TFC may request from time to time on such terms and conditions as shall be agreed upon. Such services and facilities may include services of employees on Textron's payroll, employee benefits, insurance, tax, legal and accounting services, office occupancy, supplies and computer use.

6. No Guarantee of TFC's Obligations.

   This Agreement is not intended to be and is not, and nothing contained herein and nothing done by Textron pursuant hereto shall be deemed to constitute, a guarantee by Textron of the payment of the interest or principal of any obligation, indebtedness or liability of any kind or character and however evidenced or arising of TFC to any person or persons.

7. No Lien.

   In none of the financing programs contemplated by this Agreement do the parties intend to create any mortgage, pledge or other lien or charge in favor of TFC in any property or assets of Textron to secure any of Textron's obligations to TFC.

8. Operating Memoranda.

   a. Agreements between Textron and TFC as to specific terms and conditions of any financing transaction or program may be embodied in Operating Memoranda to be entered into, amended and terminated by the parties from time to time.

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         b.       Nothing contained herein shall modify or amend in any way
                  Operating Memoranda entered into pursuant to Prior Operating Agreements, and each such Operating Memoranda is hereby adopted and made a part of this Agreement with the same force and effect as if executed hereunder.

9.       Reporting.

         Textron shall provide to TFC no later than twenty (20) days after the end of each of Textron's monthly accounting periods, a statement reflecting the balance of the Intercompany account.


10.      Books, Responsibilities.

         Each of Textron and TFC shall make clear and suitable entries and notations on its books and records, which shall reflect all transactions arising under this Agreement. Employees of each party and independent certified public accountants from time to time designated by Textron or TFC shall have the right to examine the other party's books, records, and files relating to transactions arising under this Agreement.

11.      Indemnity.

         Textron agrees to indemnify and hold TFC harmless from and against any and all claims, liabilities, costs or expenses of whatsoever nature asserted against TFC by any third party arising out of or in connection with financing services rendered by TFC hereunder, provided, however, that:

         a. TFC shall notify Textron promptly of any such claim made or suit instituted against TFC and the details thereof;

         b. TFC shall not pay or compromise any such claims or suits without the approval of Textron;

         c. TFC shall, at Textron's expense, render such assistance as Textron may deem necessary; and

         d. Textron shall have the right to assume and direct the defense of any such suit by counsel of Textron's own choosing.

         The foregoing indemnity shall not apply to any matter as to which a court of competent jurisdiction shall have adjudged that TFC acted in bad faith or was guilty of gross negligence.
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12.      Default; Termination.

         a. If at any time during the term of this Agreement, either party shall default in fulfilling any of its covenants under this Agreement, then upon the other party giving thirty (30) days' written notice to the defaulting party specifying the nature of said default and upon the expiration of said thirty (30) day period, (i) if the defaulting party shall have failed to cure or remedy such default, or (ii) in cases, other than failure to make a payment when due, where the default is not capable of being cured within the 30-day period if the defaulting party shall not have in good faith commenced action designed to cure such default within such period, the non-defaulting party may, in addition to any other remedy allowed hereunder or at law or in equity, terminate this Agreement upon five (5) days' written notice given to the defaulting party.


         b. If at any time during the term of this Agreement there shall be filed by or against either party a petition in bankruptcy or insolvency or for the appointment of a receiver or trustee of all or substantially all of its assets, and such petition is not discharged within sixty (60) days, or if either party makes an assignment for the benefit of creditors, this Agreement may be terminated at the option of the other party exercised within ten (10) days after receiving notice of the happening of any such event.

         c. If either party shall default in the payment of any portion of principal of or interest on any loan extended to the other hereunder when the same shall become due and payable, whether at the due date thereof or upon demand, which default shall continue unremedied for ten (10) days, then such party may, in addition to any other remedy allowed hereunder or at law or in equity, by written notice to the other declare the entire principal amount of and accrued interest on such loan to be forthwith due and payable, whereupon the same shall be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived. Acceleration of any loan under this Section 12(c) may be rescinded at the option of the non-defaulting party if the defaulting party effects a cure and pays all amounts due with respect to such loan (other than accelerated principal). If the non-defaulting party accepts such cure, the default shall be deemed not to have occurred.
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     d.   Upon any default by any party hereunder and the expiration of all applicable grace periods, whether or not the other party shall have declared the entire principal amount of any loan due and payable, the other party shall have all rights and remedies at law or in equity.

     e. In addition to all other rights of termination hereunder, either Textron or TFC shall have the right to terminate this Agreement upon thirty (30) days' written notice to the other, except that the Agreement shall not terminate pursuant to this Section 12(e) if TFC has any indebtedness for money borrowed outstanding (other than to Textron) under the terms of which such termination would constitute a default, unless the holder of indebtedness has consented to the termination of this Agreement.

     f. This Agreement shall continue in effect unless and until terminated as hereinabove provided. The termination of this Agreement shall not affect the rights or obligations of either party arising out of any financing transaction entered into prior to the effective date of such termination.

13.  Liability Among Textron.

     With respect to all obligations of Textron arising under or pursuant to this agreement, TXT shall be liable for all such obligations and BHT, HRT and TCL shall each be liable to the extent but only to the extent such obligations arise from financing services provided to such entity by TFC pursuant to this Agreement.

14.  No Waiver.

     Except as specifically provided elsewhere in this Agreement or in connection with any financing transaction entered into pursuant to this Agreement, Textron and TFC hereby waive (a) any failure or delay on the part of the other in asserting or enforcing any right which it may have at any time under this Agreement or in connection with such financing transaction and (b) any notice of presentment, demand for payment, notice of nonpayment or default, protest and notice of protest and all other notices to which it might be entitled by law in connection with any instrument assigned, endorsed or otherwise transferred by one party to the other.

15.  Miscellaneous.

     a. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.



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     b.   This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Rhode Island.

     c. All headings herein are for convenience of reference only and shall be disregarded in the interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                             TEXTRON FINANCIAL CORPORATION

Attest:
   /s/ Stephen H. Perry                      By: /s/ W. H. Ruskaup
-------------------------------                 ------------------------------

                                             TEXTRON INC.

Attest:
   /s/ Stephen H. Perry                      By: /s/ M. G. Wilkins Jr.
-------------------------------                 ------------------------------

                                             TEXTRON CANADA LIMITED

Attest:
   /s/ Stephen H. Perry                      By: /s/ M. G. Wilkins Jr.
-------------------------------                 ------------------------------

                                             BELL HELICOPTER TEXTRON INC.

Attest:
   /s/ Stephen H. Perry                      By: /s/ M. G. Wilkins Jr.
-------------------------------                 ------------------------------

                                             HR TEXTRON INC.

Attest:
   /s/ Stephen H. Perry                      By: /s/ illegible
-------------------------------                 ------------------------------
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                                AMENDMENT NO. 1
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT


     This Amendment No. 1 is dated as of June 30, 1998 and amends the Receivables Purchase Agreement by and between Textron Financial Corporation (together with its subsidiaries, "TFC") and Textron Inc. (together with its subsidiaries, "TXT").

                                    RECITALS

     A. TFC and TXT are parties to that certain Receivables Purchase Agreement dated as of January 1, 1986 (the "Receivables Agreement").

     B. The parties have agreed to amend the Receivables Agreement to provide for an increase in the line of credit described therein.


                                   AGREEMENT

     In consideration of the mutual covenants set forth herein and/or in the Receivables Agreement, TFC and TXT agree as follows:

     1. The line of credit amount referenced in Paragraph 4 of the Receivables Agreement shall be, and hereby is, increased to the sum of One Hundred Million Dollars ($100,000,000.00).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                              TEXTRON FINANCIAL CORPORATION


                              By:    /s/ David Wisen
                                     ------------------------------
                              Title: (Illegible)



                              TEXTRON, INC.


                              By:    /s/ Edward C. Arditte
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                              Title: Vice President and Treasurer